EXHIBIT 10.35
                              PROMISSORY NOTE

Amount of Promissory Note:  $35,722.67 Date of Promissory Note:  January 4,
2002.

I (the "Promisor" or "Employee"), promise to pay to the order of Pilgrim's Pride Corporation or to its issue or Estate (the "Payee" or "Pilgrim"), at P.O. Box 93, Pittsburg, Texas 75686 (or at such other place as the Payee may designate in writing) the sum of $35,722.67 with interest from the date of issue to the date of maturity or payment at the rate of two and sixty nine one hundreds percent (2.69%) per annum. This promissory note ("Note") shall be paid in fifty one (51) equal installments of $709.61 beginning on January 11, 2002 and for ease of payment, Payee agrees and the Promisor hereby requests, that such payment be deducted from such Employee's weekly pay amount owed to Promissor by Pilgrim's Pride Corporation.

This Note, along with  all  accrued  interest  thereon,  shall  be  due the earlier  of  December  31,  2002  or  upon  termination  of such Employee's employment relationship with Pilgrim's Pride Corporation. Employee authorizes Pilgrim's Pride Corporation to withhold, up to the amount remaining owed under this Note, any payments due Employee by Pilgrim's for wages (including earned vacation pay), business expenses, etc. upon resignation or termination in full or partial fulfillment of Employee's obligation to Pilgrim's under this Note. After such withholding, any balance remaining on the Note will continue as a liability owed by Employee to Pilgrim's and adequate and mutually agreed to repayment terms will be arranged. Employee also agrees that should it become necessary in order to satisfy any remaining obligation after termination, he/she will immediately request a withdrawal of the necessary funds from his/her 401 (K) Plan through the Employer, and pay the net of such proceeds, after taxes, penalties and interest have been deducted from the gross proceeds withdrawn, to Employee to satisfy the remaining obligation. The Employee will be solely responsible for the payment of all taxes, penalties and interest associated with the withdrawal of funds from his/her 401 (K) Plan.

The Promisor(s) reserve the right to prepay this Note (in whole or in part) prior to the Due Date with no prepayment penalty.

We the makers, sureties, endorsers, guarantors or any other person liable for payment of this promissory note hereby jointly and severally waive diligence in collecting, presentment for payment, demand, dishonor and bringing suit against any part liable hereon, and all notices, including notice of intention to accelerate the maturity hereof, notice that such acceleration of maturity has occurred, notice of protest, demand, dishonor and nonpayment of the indebtedness evidenced by this promissory note; and expressly agree to any and all extensions, renewals, partial payments, substitutions of evidence of indebtedness and the taking, release or substitution of any security or collateral without notice before or after maturity without in any way affecting the liability of the makers, sureties, endorsers, guarantors or any other person liable for the payment of this promissory note evidenced hereby. No extension of time for the prepayment of any of the indebtedness or any installment thereof evidenced by this promissory note made by agreement by Payee with any person now or hereafter liable under this promissory note shall affect the original liability on this promissory note of the makers, sureties, endorsers, guarantors or any other person liable for payment of this promissory note or any installment thereof evidence thereby, even it the makers, sureties, endorsers, guarantors or any other person liable for payment of this promissory note evidenced hereby are not parties to such agreement.

In the event this promissory note is placed in the hands of an attorney for collection, or in the event this promissory note is collected in whole or in part through legal or judicial proceedings of any nature, including bankruptcy, then the makers, sureties, endorsers, guarantors or any other person liable for payment of this promissory note agrees and promises to pay in addition to the remaining unpaid principal and accrued interest, if any, on the promissory note all of the payee's cost of collection, when incurred, including, without limitation, reasonable attorneys' fees, irrespective of whether legal action is filed with a court of competent jurisdiction.

The promissory note shall be construed in accordance with the laws of the State of Texas

In no event will the interest rate stated herein be an amount less than the Applicable Federal Rate (the "AFR") proscribed by the Internal Revenue Service for such promissory note to have adequate stated interest for debt instruments of this nature and term. Should the interest rate stated above be insufficient to meet the required AFR, then such interest rate will be adjusted accordingly retroactive to the date of issue. If the promissory note has already been repaid in full, then such additional interest amounts will be computed and immediately paid by the Promisor(s), along with subsequent interest on the deficient interest through the date of payment.

If any one or more of the provisions of this promissory note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain full operative.

All payments of principal and interest on this promissory note shall be paid in the legal currency of the United States of America

Signed this  4  day of  JANUARY , 2002

By:   /s/ Lonnie Ken Pilgrim
     Lonnie Ken Pilgrim